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                                                                     EXHIBIT 2.1

                    AMENDED AND RESTATED OPERATING AGREEMENT
                                       OF
                             WEBMILESTONES.COM, LLC,
                A DISTRICT OF COLUMBIA LIMITED LIABILITY COMPANY
                                 ORGANIZED UNDER
             THE DISTRICT OF COLUMBIA LIMITED LIABILITY COMPANY ACT

                                    ARTICLE I
                INITIAL DATE, PARTIES, AUTHORIZATION, AND PURPOSE
                                OF THIS AGREEMENT


SECTION 1.01 INITIAL DATE; INITIAL PARTIES

         (a) This Agreement was first made on April 20, 2000 and was initially agreed to by WebMilestones.com, LLC ("the Company") and all persons who on that date were Members of the Company, i.e., Michael Putzel, holder of 8,225 Membership Units, Michael P. Bentzen, holder of 300 Membership Units; Brian P. Bentzen, holder of 300 Membership Units; Stuart H. Sorkin, holder of 150 Membership Units; Alan J. Sorkin, holder of 150 Membership Units; and WebWorld Studios, Inc., holder of 600 Membership Units (collectively, the "Founding Members").

         (b) In accordance with a Purchase Agreement to be executed simultaneously with this Agreement, Charles D. Weir has agreed to purchase 2,050 Membership Units and E2Enet, Inc. has agreed to purchase 8,225 Membership Units (collectively, the "Investing Members"). The provisions of said Purchase Agreement are incorporated herein by this reference.
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SECTION 1.02 SUBSEQUENT PARTIES; ASSENT AS A PRECONDITION TO BECOMING A MEMBER
             OR TO OBTAINING RIGHTS TO BECOME A MEMBER

         (a) No person may become a Member of the Company without first assenting to and signing this Agreement. Any act by the Company to offer or provide Member status, or reflect that status in the Company's Required Records, automatically includes the condition that the person becoming a Member first assent to and sign this Agreement.

         (b)      If:

                  (i) the Company offers, makes, or signs a Purchase Agreement or Contribution Allowance Agreement, or any other agreement that permits or requires a person to make a contribution and become a Member, and

                  (ii) the other party to the Purchase Agreement, Contribution Allowance Agreement, or other agreement is not already a Member and has not already assented to and signed this Agreement, then the Company's action automatically includes the condition that the other party assent to and sign this Agreement before that person actually makes a contribution or becomes a Member.

         (c) The Company is obligated not to accept a contribution from, or accord Member status to, any person who has not first assented to and signed this Agreement. The Company's acceptance of a contribution from a person who has not signed this Agreement does not waive that person's obligation to sign this Agreement.


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         (d)      No transfer of a Membership Unit or the governance rights of any Membership Unit is effective unless the assignment complies with Section
12.01 and the assignee has assented to and signed this Agreement.

SECTION 1.03 AUTHORIZATION OF THIS AGREEMENT

This Agreement is made under the District of Colombia Limited Liability Company Act (the "Act").

                                   ARTICLE II

                                   DEFINITIONS

SECTION 2.01 DEFINITIONS

For purposes of this Agreement, unless the language or context clearly indicates that a different meaning is intended, the words, terms and phrases defined in this section have the following meanings:

         (a)      "Act of the members" has the meaning stated in Section 10.01.

         (b) "Agreement" means this Operating Agreement, as amended from time to time under Article XVIII.

         (c) "Capital Account" means the account of any Member or Dissociated Member, maintained as provided in Section 7.02.

         (d) "Capital Interest" means the right of any Member or Dissociated Member to be paid the amount in that Member's or Dissociated Member's Capital Account.


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         (e)      "Code" means the Internal Revenue Code of 1986, as amended, and any successor to that Code.

         (f) "Company" means WebMilestones.Com, LLC, a District of Columbia Limited Liability Company, organized under the District of Columbia Limited Liability Company Act.

         (g) "Purchase Agreement" means an agreement between a person and the Company, under which:

                  (i) the person agrees to make a contribution in the future to the Company;

                  (ii) the Company agrees that, at the time specified for the contribution in the future, the Company will accept the contribution, reflect the contribution in the Required Records, issue to the person a specified number of Membership Units, and accord the person status as a Member (if the person is not already a Member).

         (h) "Contribution Allowance Agreement" means an agreement between a person and the Company, under which:

                  (i) the person has the right, but not the obligation, to make a contribution to the Company in the future; and

                  (ii) the Company agrees that, if the person makes the specified contribution at the time specified in the future, the Company will accept the contribution, reflect the contribution in the Required Records, issue to the person a specified number of Membership Units, and accord the person status as a Member (if the person is not already a Member).

         (i) "Core business" means the Company's business involving website design, consulting and management related to providing information about personal milestones -- births, deaths, baptisms, confirmations, graduations, engagements, weddings -- in an open, yet secure internet environment.


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         (j)      "Default rule" means a rule stated in the Act:

                  (i) which structures, defines, or regulates the finances, governance, operations, or other aspects of a limited liability company organized under the Act, and

                  (ii) which applies except to the extent it is negated or modified through the provisions of a limited liability company's articles of organization or operating agreement.

         (k) "Disinterested" means, with respect to a Manager or Member and with respect to a particular transaction or other undertaking, a Manager or Member who (i) is not a party to that undertaking, (ii) has no material financial interest in any organization that is a party to that undertaking, and
(iii) is not related by blood or marriage to any person who either is a party to that undertaking or has a material financial interest in any organization that is a party to that undertaking.

         (l) "Dissociation of a Member" or "Dissociation" occurs when the Company has notice or knowledge of an event that has terminated a Member's continued Membership in the Company.

         (m) "Financial Rights" means a Member's rights to share in profits and losses, a Member's rights to receive distributions and a Member's Capital Interest.

         (n) "Fiscal Year" means the annual period upon which the Company files its federal tax return.

         (o) "Governance Rights" means all of a Member's rights as a Member in the Company, other than financial rights and the right to assign financial rights.

         (p) "LLC Act" means the District of Columbia Limited Liability Company Act.

         (q) "Manager" means a person duly elected under Article VIII to manage the business of the Company, as well as any person who serves in an interim capacity under that Article.


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         (R)      "Member" means a person who owns at least one Membership Unit and whose ownership of one or more Membership Units is reflected in the Required Records.

         (S)      "Membership Unit" has the meaning stated in Section 5.01.

         (T) "Person" includes a natural person, domestic or foreign limited liability company, corporation, partnership, limited partnership, joint venture, association, business trust, estate, trust, enterprise, and any other legal or commercial entity.

         (U)      "Required Records" means those records specified in Section
11.01.

         (V) "Successor LLC" means a limited liability company organized under Section 15.02 to participate as the surviving organization in a merger with the Company after the Company is dissolved.

         (W) "Termination of the Company" means, as defined in DC Code ss.29-1347, the end of the Company's legal existence.

         (X) "Transfer" includes an assignment, conveyance, lease, mortgage, security interest, deed, encumbrance, and gift.

                                   ARTICLE III

                          BACKGROUND OF THIS AGREEMENT

SECTION 3.01 HISTORY AND NATURE OF THE COMPANY

         (a) The Company is organized in the District of Columbia and is engaged in the business of creating and maintaining an e-commerce social site on the Web providing information about personal milestones -- births, deaths, baptisms,


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confirmations, graduations, weddings, etc, -- in an open, yet secure environment
(the "Business"). As of the initial date of this Agreement, the Company's principal place of business is 1010 16th Street, NW, Sixth Floor, Washington, DC 20006.

         (b) The business of the Company was commenced by Michael Putzel and was performed initially through Trysail, Inc., a corporation solely owned by Michael Putzel. Subsequently, Mr. Putzel formed a Virginia corporation under the name of "Milestones, Inc.," which was also solely owned by Michael Putzel, who caused the transfer of all of the business and assets related to the Business from Trysail, Inc., to Milestones, Inc. Additional investments were made into Milestones, Inc., and its stock was held by the Founding Members identified in
Section 1.01(a) of this Agreement in the same portions as their Membership Units in the Company as set forth in said Section 1.01(a).

         (c) Subsequently, it was determined that the business should be in the form of a limited liability company, and the Company was formed and all business, property, rights, assets, obligations and liabilities related to the Business has been transferred by merger from Milestones, Inc., to the Company.

SECTION 3.02 INTENT OF THIS AGREEMENT

         (a) The parties to this Agreement have reached an understanding concerning various aspects of (i) their business relationship with each other and (ii) the organization and operation of the Company and its business. They wish to use rights created by statute to record and bind themselves to that understanding.


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         (b)      The parties intend this Agreement to control, to the extent stated or fairly implied, the business and affairs of the Company, including the Company's governance structure and the Company's dissolution, winding up, and termination, as well as the relations among the Company's Members and persons who have signed Purchase Agreements and Contribution Allowance Agreements.

SECTION 3.03 INVALIDITY AND UNREASONABLENESS OF EXPECTATIONS NOT INCLUDED IN
             THIS AGREEMENT

         (a) The Members fear the uncertainty and the potential for discord that would exist if:

                  (i) the unstated expectation of one or more Members can be used to gain advantage through litigation, or

                  (ii) expectations stated or expressed outside the confines of this Agreement can become actionable even though not all Members agree with those expectations or have assented to them and even though some Members have expressed or may harbor conflicting expectations.

         (b)      The Members therefore agree that:

                  (i) it is unreasonable for any Member to have or rely on an expectation that is not reflected in this Agreement;

                  (ii) any Member who has or develops an expectation contrary to or in addition to the contents of this Agreement has a duty to

                           (A)      immediately inform the Managers and all
other Members, and

                           (B)      promptly seek to have this Agreement amended
to reflect the expectation;

                  (iii) the failure of a Member who has or develops an expectation contrary to or in addition to the contents of this Agreement to obtain an amendment of this Agreement as provided


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in Section 3.03(b)(ii) is evidence that the expectation was not reasonable and estops that Member from asserting that expectation as a basis for any claim against the Company or any other Member;

                  (iv) no Member has a duty to agree to an amendment proposed under Section 3.03(b)(ii) if the Member in good faith

                           (A)      holds an inconsistent expectation, or

                           (B)      believes that the amendment is not in the
best interests of the Company or is contrary to the legitimate self-interests of the Member.

SECTION 3.04 ADVICE OF COUNSEL

Each person signing this Agreement:

         (a) understands that this Agreement contains legally binding provisions,

         (b)      has had the opportunity to consult with a lawyer, and

         (c) has either consulted a lawyer or consciously decided not to consult a lawyer.

                                   ARTICLE IV
                         RELATIONSHIP OF THIS AGREEMENT
                  TO THE DEFAULT RULES PROVIDED BY THE LLC ACT
                       AND TO THE ARTICLES OF ORGANIZATION

SECTION 4.01 RELATIONSHIP OF THIS AGREEMENT TO THE DEFAULT RULES PROVIDED BY THE
             LLC ACT

Regardless of whether this Agreement specifically refers to particular default rules:

         (a) if any provision of this Agreement conflicts with a default rule, the provision of this Agreement controls and the default rule is modified or negated accordingly, and


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         (b)      if it is necessary to construe a default rule as modified or negated in order to effectuate any provision of this Agreement, the default rule is modified or negated accordingly.

SECTION 4.02 RELATIONSHIP BETWEEN THIS AGREEMENT AND THE ARTICLES OF
             ORGANIZATION

If a provision of this Agreement differs from a provision of the Company's articles of organization, then to the extent allowed by law this operating agreement will govern.

                                   ARTICLE V
                CAPITAL STRUCTURE: MEMBERSHIP AND CONTRIBUTIONS

SECTION 5.01 MEMBERSHIP UNITS

         (a) Ownership rights in the Company are reflected in Membership Units, as recorded in the Required Records. Each Membership Unit:

                  (i) has equal governance rights with every other Membership Unit and in matters subject to a vote of the Members has one vote; and

                  (ii) subject to Sections 6.08(c) and 6.05(a), each Membership Unit has equal rights with every other Membership Unit with respect to sharing of profits and losses and with respect to distributions.

         (b) Assignment of a Member's Membership Unit may be accomplished only by complying with Section 12.01 of this Agreement.

         (c) The Company will not issue any certificates of Membership Units, but will at the written request of a Member provide certified statements of Membership interests, stating the number of Membership Units owned, as well as any effective assignments of rights under those Units, as of the date the statement is provided.

SECTION 5.02 ISSUANCE OF MEMBERSHIP UNITS BY THE COMPANY


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         (a)      The Managers will determine when and for what consideration the Company will issue Membership Units. For each Member, the Required Records state the value and nature of the contribution received by the Company and the number of Membership Units received in return by the Member.

         (b) Except as otherwise provided in this Agreement (including the Purchase Agreement referenced in Section 1.01(b) hereof), no member has the right to make additional contributions or obtain additional units, and no member has any preemptive rights.

SECTION 5.03 NO RIGHT OF COMPANY TO REQUIRE ADDITIONAL CONTRIBUTIONS

Except as provided in a Purchase Agreement, the Company has no right to require any Member to make additional contributions. This section does not release any Member from any obligation or promise of future performance that the Company accepted as a contribution.

SECTION 5.04 COMPANY'S RIGHT TO ACCEPT ADDITIONAL CONTRIBUTIONS LIMITED

         (a) The Company may not accept additional contributions, make Purchase Agreements or Contribution Allowance agreements, or create or allocate additional Membership Units except as approved by an act of the Members.

         (b) To be effective, the approval required by this section must specify the number of Units authorized. The approval may, but need not, specify the amount, nature, and value of the consideration to be received, the identity of the contributor or would-be contributor, a deadline by which the authorized contribution must be received, or any other condition on the approval.

         (c) Approval under this section is not effective to authorize the creation of a separate class or series of Membership Units.


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SECTION 5.05 NO RIGHTS OF REDEMPTION OR RETURN OF CONTRIBUTION

Subject to any applicable provision hereof, no Member has a right to have its Membership Units redeemed or its contribution returned prior to the termination of the Company, even if the Member dissociates prior to termination of the Company. Even at termination, the right to return of contribution or redemption is subject to Article XV.

                                   ARTICLE VI
               CAPITAL STRUCTURE: PROFITS, LOSSES, DISTRIBUTIONS,
                AND TRANSACTIONS BETWEEN MEMBERS AND THE COMPANY

SECTION 6.01 ALLOCATION OF PROFITS AND LOSSES

         (a) Except as stated in Section 6.08(c), profits and losses are allocated each fiscal year according to the number of Membership Units owned, as reflected in the Required Records.

         (b) For any Membership Unit not owned by the same person for the entire fiscal year, the allocation will be prorated.

SECTION 6.02 NO RIGHT TO INTERIM DISTRIBUTIONS

         (a) Subject to Section 6.02(b), no Member has a right to any distribution prior to the termination of the Company.

         (b) Within thirty (30) days of receiving the K-1 form and any other information provided under Section 7.01, a Member may apply to the Managers for a distribution equal to the amount of federal and state income tax liability the Member will incur on account of the Member's interest in the Company during the preceding Fiscal Year. A Member who applies under this paragraph must provide the Managers with an explanation of the liability amount and any other documentation or


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information the Managers reasonably and promptly require. Within three (3) weeks of receiving the application and any required documentation and information, the Managers will:

                  (i) cause the Company to make a distribution to the applying Member in the requested amount,

                  (ii) cause the Company to make a distribution to the applying Member in an amount less than the requested amount, or

                  (iii)    determine that no distribution will be made.

In determining whether to act under clause (ii) or clause (iii), the Managers will consider the financial state of the Company, the completeness, accuracy, and validity of the explanation, documentation, and other information provided by the requesting Member, the balance in the requesting Member's capital account, and any obligations the Member may owe the Company (whether or not past due). If the Managers act under clause (ii) or clause (iii), the Managers will give the Member a brief written explanation of their action within seven (7) days after taking the action and such action shall be final and binding.

SECTION 6.03 ALLOCATION OF INTERIM DISTRIBUTIONS

         (a) Except as stated in Section 6.08(c), interim distributions, if made, will be allocated according to the number of Membership Units owned, as reflected in the Required Records.

         (b) For any Membership Unit not owned by the same person for the entire fiscal year, the allocation will be prorated.

SECTION 6.04 NO RIGHT TO DISTRIBUTION UPON DISSOCIATION

A Member's dissociation does not entitle the Member to any distribution, regardless of whether the dissociation causes the Company to dissolve.


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SECTION 6.05 DISTRIBUTIONS UPON TERMINATION OF THE COMPANY

         (a) At the Termination of the Company, subject to Article XV and after the Company has satisfied or provided for the satisfaction of all of the Company's debts and other obligations, the Company's assets will be distributed in cash to the Members and any dissociated Members whose interests have not been previously redeemed as provided in Sections 13.03 and 15.03 as follows:

                  (i) first, in discharge of their respective Capital Interests; and

                  (ii)     then, in proportion to their Membership Units.

         (b) If the Company lacks sufficient assets to make the distributions described in Section 6.05(a), the Company will make distributions in proportion to the amount in the respective Capital Interests of the Members and dissociated Members whose interests have not been previously redeemed.

SECTION 6.06 DISTRIBUTIONS IN KIND

         (a) No Member has a right to any distribution in any form other than money.

         (b)      The Company may not make a distribution in kind unless

                  (i) the Member receiving the in-kind distribution consents,

                  (ii) all Members receive undivided interests in the same property, or

                  (iii) all Members receive, in proportion to their rights to distribution, interests in substantially equivalent property.

SECTION 6.07 DISTRIBUTIONS SUBJECT TO SET-OFF BY THE COMPANY

         All distributions are subject to set-off by the Company for any past-due obligation of a Member to make a contribution to the Company.


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SECTION 6.08 LOANS FROM AND OTHER TRANSACTIONS WITH MEMBERS AND MANAGERS

         (a) With the approval of the Managers, the Company may borrow money from and enter into other transactions with a Member who is not a Manager.

         (b) The Company may enter into transactions and other undertakings (including borrowing money) with a Manager, whether or not the Manager is a Member, with the written approval of

                  (i) a majority of the Disinterested Managers (regardless of whether the Disinterested Managers constitute a quorum under Section 8.05(a)(iii) for other purposes);

                  (ii) the Members owning a majority of Membership Units owned by Disinterested Members (regardless of whether, for other purposes, the Disinterested Members own enough Units to constitute a quorum under Section
10.08 or to accomplish action without a meeting under Section 10.09); or

                  (iii) all the Members, whether or not they would ordinarily have voting power. To be valid, the approval must be based on all material information concerning both the undertaking and the Interested Manager's relationship to the undertaking. Valid approval under this paragraph constitutes approval under the LLC Act. This paragraph does not apply to the compensation arrangements for Managers, which are controlled by the Engagement Contracts referred to in Section 8.01.

         (c) On account of loans made, or transactions performed, by a Member under this section, the Managers may increase, temporarily or permanently, a Member's right to share in profits and distributions.


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         (d)      Borrowing from or engaging in other transactions with one or more Members (whether or not the Member is a Manager) does not obligate the Company to provide comparable opportunities to other Members.

                                   ARTICLE VII
                                   TAX MATTERS

SECTION 7.01 TAX CHARACTERIZATION AND RETURNS

         (a) The Members acknowledge that the Company will be treated as a "partnership" for federal and District of Columbia tax purposes. All provisions of the Company's articles of organization and the Company's operating agreement are to be construed so as to preserve that tax status.

         (b) Within ninety (90) days after the end of each Fiscal Year, the Managers will cause to be delivered to each person who was a Member at any time during such Fiscal Year a Form K-1 and such other information, if any, with respect to the Company as may be necessary for the preparation of each Member's federal or state income tax (or information) returns, including a statement showing each Member's share of income, gain or loss, and credits for the Fiscal Year.

SECTION 7.02 CAPITAL ACCOUNTS

The Company will establish a Capital Account for each Member and will maintain each Account according to the following rules:

         (a) Maintenance. The Company will maintain the Capital Accounts in accordance with Treasury Regulations ss. 1.704-1(b)(2)(iv).


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         (b)      Liquidation Payments. If the Company liquidates itself or a
Member's Membership interest, subject to Article XV, the Company will make liquidating distributions in accordance with Section 6.05.

         (c) Negative Capital Account and Qualified Income Offset. A Member is not liable to fund any deficit in the Member's Capital Account at any time. Notwithstanding any other provision in this Agreement, if a Member unexpectedly receives an adjustment, allocation, or distribution described in Treasury Regulations ss.ss. 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
1.704-1(b)(2)(ii)(d)(6), and the unexpected adjustment, allocation, or distribution results in a deficit balance in the Capital Account for the Member, the Member will be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance or the increase in the deficit balance as quickly as possible. It is intended that this subdivision will meet the requirements of a "qualified income offset" as defined in Treasury Regulations ss. 1.704-1(b)(2)(ii)(d), and this subdivision is to be interpreted and applied consistent with that intention.

         (d) Nonrecourse Deductions. If a Member's Capital Account has a deficit balance at any time and the deficit or increase in deficit was caused by the allocation of nonrecourse deductions as defined in Treasury Regulations ss. 1.704-2(b), then beginning in the first taxable year of the Company in which there are nonrecourse deductions or in which the Company makes a distribution of proceeds of a nonrecourse liability that are allocable to an increase in minimum gain as defined in Treasury Regulations ss. 1.704-2(d) and thereafter throughout the full term of the Company, the following rules shall apply:

                  (i) Nonrecourse deductions shall be allocated to the Members in a manner that is reasonably consistent with the allocations that have substantial economic effect as defined in


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Treasury Regulations ss. 1.704-1 or some other significant item attributable to the property securing the nonrecourse liabilities, if applicable; and

                  (ii) If there is a net decrease in minimum gain for a taxable year, each Member will be allocated items of Company income and gain for that year equal to that Member's share of the net decrease in minimum gain as defined in Treasury Regulations ss. 1.704-2(g)(2).

SECTION 7.03 ACCOUNTING DECISIONS

         (a) The Managers will make all decisions as to accounting matters, and

         (b) The Managers may cause the Company to make whatever elections the Company may make under the Code, including the election referred to in
Section 754 of the Code to adjust the basis of Company assets.

SECTION 7.04 "TAX MATTERS PARTNER"

The Managers will designate a Member to act on behalf of the Company as the "tax matters partner" within the meaning of Section 6231(a)(7) of the Code.

                                  ARTICLE VIII
                              GOVERNANCE: MANAGERS

SECTION 8.01 MANAGEMENT COMMITTEE

The Company will be managed by a management committee, consisting of seven (7) Managers, who are Michael Putzel, Michael P. Bentzen and Ford Rowan (selected by the Founding Members) and Charles D. Weir, H. Lee Rust, _______________ and _____________ (selected by E2E). The


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Company shall pay all expenses of the Managers selected by E2E to attend
Management Committee meetings or organizational meetings of the Company.

SECTION 8.02 ELECTION OF MANAGEMENT COMMITTEE

         (a) Each Manager will be elected annually by the Members at a regularly scheduled meeting during the month of May. The Founding Members shall elect three (3) Managers to serve on the management committee and E2E, subject to its agreement with Michael Putzel, shall elect four (4) Managers to serve on the management committee. Managers need not be Members. Following their election Managers will serve until (i) removal, (ii) resignation, or (iii) election of a successor, whichever occurs first.

         (b)      Members may not cumulate their votes.

SECTION 8.03 REMOVAL AND REPLACEMENT OF MANAGERS

         (a) The Members may remove any Manager, without having to possess, state, or prove cause, by an act of the Members owning seventy-five percent (75%) of the Membership Units. The removal of a Manager without stating or proving cause does not bar a later claim that the Manager engaged in misconduct while a Manager.

         (b) The Members will elect a replacement Manager at a properly scheduled meeting of the Members, following the same procedures and requirements applicable to a regular, annual election. The replacement Manager shall be nominated and elected by the party who elected the Manager who is being replaced. The same meeting that votes removal may also elect a replacement Manager. Once elected, the replacement Manager will serve the unexpired term of the removed Manager.

SECTION 8.04 RESIGNATION AND REPLACEMENT OF A MANAGER


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         (a)      A Manager may resign by providing written notice to the
Management Committee. The resignation takes effect when received at that address, or at a later date stated in the notice of resignation.

         (b) The Members will elect a replacement Manager at a properly scheduled meeting of the Members, following the same procedures and requirements applicable to a regular, annual election. The replacement Manager shall be nominated and elected by the party who elected the Manager who has resigned. The same meeting that votes removal may also elect a replacement Manager. Once elected, the replacement Manager will serve the unexpired term of the resigned Manager.

SECTION 8.05 AUTHORITY OF THE MANAGEMENT COMMITTEE

         (a)      Subject to Article IX and except as provided in Section
8.05(b):

                  (i) The Management Committee, acting as a group, has sole authority to manage the Company and is authorized to make any contracts, enter into any transactions, and make and obtain any commitments on behalf of the Company to conduct or further the Company's business;

                  (ii) Each Manager has one vote in Management Committee decisions;

                  (iii) Action by the Management Committee requires either

                           (A)      a resolution approved by the affirmative
vote of at least a majority of the Managers present at a meeting of the Managers, (1) scheduled by a prior act of the Managers or called upon at least two (2) business days' written notice signed by at least two (2) Managers, (2) with a quorum present of at least seventy-five per cent (75%) of the Managers, or

                           (B)      a written action, signed by at least that
number of Managers necessary to adopt a resolution at a properly called meeting attended by all the Managers entitled to vote on the matter.


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         (b)      The Management Committee may delegate to a subcommittee of
Managers, an individual Manager, or an employee of the Company any of the Management Committee's responsibilities and authority except borrowing money on behalf of the Company, entering into contracts involving more than $10,000, entering into leases of real property, agreeing to the issuance, registration or acquisition of any Membership Units of the Company, the purchase of any security of any other entity, the merger, association or affiliation of the Company with any other entity, or any other action which affects the organization or structure of the Company. This provision does not alter or waive any duty that a Manager may have to the Company concerning the Manager's exercise of management authority.

SECTION 8.06 DUTIES OF MANAGERS

         (a) Each Manager must discharge his, her, or its duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the Manager reasonably believes to be in the best interests of the Company.

         (b) A Manager may rely on information received from other persons if that reliance is consistent with the Manager's duties under Section 8.06(a).

SECTION 8.07 NONLIABILITY OF MANAGERS FOR ACTS OR OMISSIONS IN THEIR OFFICIAL CAPACITY

To the full extent permitted by DC Code ss.29-1014, all Managers are released from liability for damages and other monetary relief on account of any act, omission, or conduct in the Manager's Managerial capacity. No amendment or repeal of this section affects any liability or alleged liability of any Manager for any acts, omission, or conduct that occurred prior to the amendment or repeal.

SECTION 8.08 NO AUTHORITY OF MEMBERS

Except as authorized by the Managers, no Member has the authority to make any contracts, enter into any transactions, or make any commitments on behalf of the Company.

                                   ARTICLE IX

                        LIMITATIONS ON MANAGERIAL POWERS

SECTION 9.01 OFFICERS OF THE COMPANY

         (a) The Company will retain Michael Putzel as Chief Executive Officer of the Company. The duties of the Chief Executive Officer are as described in his Engagement Contract. The Company may not remove the Chief Executive Officer except for cause as specified in his Engagement Contract.

         (b) If for any reason the individual identified in Section 9.01(a) ceases to serve, the Managers will promptly nominate a successor. The Managers may not, however, engage the nominated individual without the prior approval of Members owning fifty-one percent (51%) of the Membership Units.

SECTION 9.02 ACTIONS REQUIRING SUPERMAJORITY CONSENT

         (a) The Managers have no authority or power to take the following actions without the prior written approval of E2E and such other Members, which together with E2E, own eighty percent (80%) of the Membership Units:

                  (i) the making of any Purchase Agreements or Contribution Allowance Agreements;

                  (ii)     the issuance of any additional Membership Units;

                  (iii) the amendment of the Company's articles of organization, operating agreement or organizational documents of any successor entity;

                  (iv) the sale, assignment or other disposition in a single transaction or in a series of related transactions, of all or any material portion of the Company's assets;

                  (v) any change in the location of the Company's managerial and operations offices (the Company's managerial and operational offices shall be located for at least 18 months after the date hereof in office space immediately adjacent to E2Enet, Inc.);

                  (vi) the dissolution, winding up or liquidation of the Company;

                  (vii)    the addition of any new Member to the Company;

                  (viii) the borrowing in a single transaction, or in a series of related transactions, of more than $20,000 from one or more lenders;

                  (ix) the merger, consolidation or other combination of the Company with any other legal entity;

                  (x)      any dividend or distribution to Members;

                  (xi) the creation of any committee of the Management Committee and the designation of the representatives to such committee;

                  (xii) any acquisition or disposition of assets (including stock or other equity interests) in a transaction or a series of transactions having an aggregate purchase price in excess of $50,000;

                  (xiii) make any distribution with respect to Member's Membership Units in connection with the redemption or repurchase thereof;

                  (xiv) the increase in salaries, bonuses, perks or other compensation for managers and officers; and

                  (xv) any public offering to the Company, any of its subsidiaries or any successor entities thereto.

SECTION 9.03 OTHER PROVISIONS LIMITING MANAGERIAL AUTHORITY

When some other provision of this Agreement states procedures for taking particular actions or accomplishing specified results, that provision states the sole method for taking that action or accomplishing that result.

                                    ARTICLE X

                       ACTS OF MEMBERS AND MEMBER MEETINGS

SECTION 10.01 ACTS OF MEMBERS

Except to the extent that the LLC Act, the articles of organization, or this operating agreement require otherwise, an act of the Members consists of either:

         (a) a majority vote of the Membership Units present at a properly called meeting of the Members, when a quorum is present, or

         (b)      written action without a meeting, as provided in Section
10.09.

SECTION 10.02 REQUIRED ANNUAL MEETING

The Members will meet at least annually during the month of May as required by
Section 8.02. The Managers will give notice of this annual meeting, complying with Section 10.04.

SECTION 10.03 SPECIAL MEETINGS

         (a) A special meeting of the Members may be called for any purpose or purposes at any time by an act of the Managers under Section 8.05(a), or by any two or more Managers, or by one or more Members owning at least ten percent (10%) of the Membership Units of the Company entitled to vote.

         (b) For any special meeting not called by an act of the Managers, those persons who are demanding the special meeting must give written notice to the Chief Executive Officer of the Company specifying the purposes of the meeting. Within thirty (30) days after said Officer receives a written demand under this paragraph, the Managers must call a special meeting of the Members. If the Managers fail to call the special meeting as required by this paragraph, the person or persons making the demand may, at the expense of the Company, call the meeting by giving the notice described in Section 10.04.

SECTION 10.04 NOTICE OF MEETINGS

Written notice of each meeting of the Members, stating the date, time, and place and, in the case of a special meeting, the purpose or purposes, must be given to every Member at least ten (10) days and not more than sixty (60) days prior to the meeting. The business transacted at a special meeting of Members is limited to the purposes stated in the notice of the meeting.

SECTION 10.05 LOCATION AND CONDUCT OF THE MEETINGS; ADJOURNMENTS

         (a) Each meeting of the Members will be held at the Company's principal place of business or at some other suitable location, as designated by the Managers.

         (b) The Managers will select a Manager to chair each meeting of the Members.

         (c) Any meeting of the Members may be adjourned from time to time to another date and time and, subject to Section 10.05(a), to another place. If at the time of adjournment the person chairing the meeting announces the date, time, and place at which the meeting will be reconvened, it is not necessary to give any further notice of the reconvening.

SECTION 10.06 WAIVER OF NOTICE

         (a) A Member may waive notice of the date, time, place, and purpose or purposes of a meeting of Members. A waiver may be made before, at, or after the meeting, in writing, orally, or by attendance.

         (b) Attendance by a Member at a meeting is a waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not properly called or convened, or objects before a vote on an item of business because the item may not properly be considered at that meeting and does not participate in the consideration of the item at that meeting.

SECTION 10.07 PROXIES

         (a) A Member may cast or authorize the casting of a vote by filing a written appointment of a revocable proxy with the Chief Executive Officer of the Company at or before the meeting at which the appointment is to be effective. The Member may sign or authorize the written appointment by telegram, cablegram, or other means of electronic transmission stating, or submitted with information sufficient to determine, that the Member authorized the transmission. Any copy, facsimile, telecommunication, or other reproduction of the original of either the writing or the transmission may be used in lieu of the original, if it is a complete and legible reproduction of the entire original.

         (b)      A member may not grant or appoint an irrevocable proxy.

SECTION 10.08 QUORUM

For any meeting of the Members, a quorum consists of a majority of the Membership Units. If a quorum is present when a properly called meeting is convened, the Members present may continue to transact business until adjournment, even though the departure of Members originally present leaves less than the proportion otherwise required for a quorum.

SECTION 10.09 ACTION WITHOUT A MEETING

Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting by written action signed by the Members who own the number of Membership Units equal to the number of Units that would be required to take the same action at a meeting of the Members at which all Members were present. The written action is effective when signed by Members owning the required number of Units, unless a different effective time is provided in the written action. When written action is taken by less than all Members, the Company will immediately notify all Members of the action's text and effective date. Failure to provide the notice does not invalidate the written action.

                                   ARTICLE XI

                                REQUIRED RECORDS

SECTION 11.01 CONTENTS AND LOCATION OF REQUIRED RECORDS

The Company will maintain at its principal place of business, or at some other location chosen by the Managers, the following records: Insurance records, Members' records, Purchase Agreements, Contribution Allowance Agreements, Assignments, Indemnification Agreements, Engagement Agreements, Financial Records, Leases, material contracts, and all other records material to the operation of the Company's business.

SECTION 11.02 ACCESS TO REQUIRED RECORDS

         (a) After giving reasonable advance notice to the Company, any Member may inspect and review the Required Records and may, at the Member's expense, have the Company make copies of any portion or all of the Records.

         (b) Unless the Company agrees otherwise, all Member access to the Required Records must take place during the Company's regular business hours. The Company may impose additional reasonable conditions and restrictions on Members' access to the Required Records, including specifying the amount of advance notice a Member must give and the charges imposed for copying.

                                   ARTICLE XII

                              TRANSFER RESTRICTIONS

SECTION 12.01 TRANSFER OF MEMBERSHIP INTERESTS

Before assigning a Membership Unit to anyone, a Founding Member (other than Michael Putzel) must first offer his/its respective Membership Unit(s) to Michael Putzel, second to E2Enet, Inc., and third to the Company and Michael Putzel must first offer his Membership Units to E2Enet, Inc., and second to the Company.

                                  ARTICLE XIII

                MEMBER DISSOCIATION: EFFECT ON DISSOCIATED MEMBER

SECTION 13.01 IF DISSOLUTION RESULTS

If the dissociation of a Member results in the dissolution of the Company, the Dissociated Member will have any rights of a Member who has not dissociated, subject to Section 13.03.

SECTION 13.02 IF DISSOLUTION IS AVOIDED

If the dissociation does not result from an expulsion under Section 13.03 and does not result in the dissolution of the Company:

         (a) The Dissociated Member loses, without compensation, all Governance Rights but will retain the Financial Rights owned before the dissociation;

         (b) Subject to Section 13.04, the Dissociated Member will be considered to have, as if no dissociation had occurred,

                  (i)      the same right to share in profits and losses under
Section 6.01,

                  (ii) the same right to distributions under Sections 6.03 and 6.05,

                  (iii)    the same Capital Interest; and

         (c) Neither the Company nor the remaining Members are obligated to purchase the interest of or to make any payment to the Dissociated Member.

SECTION 13.03 DAMAGES AND SET-OFFS

         (a) No Member has the right to dissociate before the end of the duration of the Company as stated in the articles of organization. If a Member dissociates before that time and the dissociation result from volitional conduct of the Member that could reasonably be characterized as resignation, retirement or withdrawal, then the Dissociated Member is liable to the Company for damages resulting from the wrongful dissociation.

         (b) The Company may set off any amounts or obligations owed by a Dissociated Member to the Company against any amounts due the dissociated Member, regardless of the cause of the Member's dissociation and regardless of whether the Member's Dissociation results in dissolution of the Company.

                                   ARTICLE XIV

                   MEMBER DISSOCIATION: EFFECT ON THE COMPANY

SECTION 14.01 DISSOLUTION AVOIDANCE

A Member's dissociation will not cause the Company to dissolve if

         (a) more than one Member remains, or, if only one Member remains, within forty-five days after the dissociation the Company issues at least one Membership Unit to a new Member, and

         (b) within sixty days after the dissociation Majority-In-Interest Consent is obtained to avoid dissolution and to continue the existence and business of the Company.

SECTION 14.02 AGREEMENT TO GIVE DISSOLUTION AVOIDANCE CONSENT

         (a) Subject to Section 14.02(b), within thirty days after the Dissociation of a Member each remaining Member will consent to avoid dissolution and continue the existence and business of the Company. Each Member will give the consent in a form satisfactory to the Managers.

         (b) The consent required by this section may be given through the holder of a revocable proxy authorized in Section 10.07. By this Agreement, each Member appoints the Chief Executive Officer as the holder of the Member's proxy for this purpose.

                                   ARTICLE XV

                BUSINESS CONTINUATION IN THE EVENT OF DISSOLUTION

SECTION 15.01 TRIGGERING EVENTS

         (a) Subject only to Section 15.01(b), if the Company dissolves for any reason at any time, the affairs of the Company will be wound up and its legal existence terminated by merging the Company into a Successor LLC, as provided in Section 15.02.

         (b) Section 15.02 will not apply and the Company will be liquidated under DC Code ss.ss.29-1347-51 if

                  (i) within forty-five days after the dissolution Members owning more than fifty percent (50%) of all Membership Units notify the Company in writing that they object to proceeding under Section 15.02,

                  (ii)     only one Member remains, or

                  (iii) more than twenty-five years have passed since the initial date of this Agreement,

SECTION 15.02 BUSINESS CONTINUITY

         (a) Subject only to Section 15.01(b), as soon as dissolution occurs the Managers will:

                  (i)      organize the Successor LLC,

                  (ii) develop a plan of merger that complies with Section 15.02(c) for the Company and the Successor LLC,

                  (iii) approve the plan of merger on behalf of the Company and submit the plan to the Company's Members for approval at a properly called meeting of the Members,

                  (iv) cause the Managers of the Successor LLC to approve the plan of merger and submit the plan to the Members of the Successor LLC for approval, and

                  (v) cause the Members of the Successor LLC to approve the plan of merger.

         (b) When the plan of merger is presented to the Members for approval, the Members will, subject to Section 15.03,

                  (i)      vote to approve the plan, and

                  (ii) sign any documents that the plan requires them to sign or whose execution is necessary to proper implementation of the plan.

         (c)      The plan of merger must provide that

                  (i) the Successor LLC will be the surviving organization in the merger,

                  (ii) all the assets and liabilities of the Company will be transferred to the Successor LLC and the Successor LLC will continue the business of the Company under the same name,

                  (iii) all Membership Units of the Members, including all Financial Rights (whether or not assigned) will be converted into Membership Units in the Successor LLC having substantially identical terms,

                  (iv) the Successor LLC will have articles of organization and an operating agreement that are substantially equivalent to the articles of organization and operating agreement in effect for the Company immediately prior to the merger, and

                  (v)      the rights of any dissociated Members as described in
Article XIII will apply against the Successor LLC.

SECTION 15.03 DISSENTERS' RIGHTS

         (a) Any person who is a Member at the time of dissolution can dissent from the implementation of the business continuation agreement stated in this section by giving written notice to the Company within five (5) days after the Managers present the plan for a vote and by voting against the proposed merger.

         (b) A Member who properly dissents under Section 15.03(a) will be cashed out of the dissolved Company as if the Company had expelled the Member under Section 13.03, except that if the Company properly chooses to make installment payments, the obligation to make those payments will transfer to the Successor LLC as part of the merger contemplated by this article.

                                   ARTICLE XVI

                                 INDEMNIFICATION

SECTION 16.01 DEFINITIONS

For purposes of this article, the terms defined in this section have the meanings given to them.

         (a) "Company" includes any domestic or foreign company that was the predecessor of this Company in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         (b) "Official capacity" means (i) with respect to a Manager, the position of Manager in the Company, (ii) with respect to a person other than a Manager, the elective or appointive office or position held by an officer, member of a committee of the Management Committee, if any, or the efforts undertaken by a Member of the Company who acts on behalf of and at the request of the Company, or the employment or agency relationship undertaken by an employee or agent of the Company, and (iii) with respect to a Manager, member officer, employee, or agent of the Company who, while a Manager, officer, employee, or agent of the Company, is or was serving at the request of the Company or whose duties in that position involve or involved service as a Manager, officer, partner, trustee, or agent of another organization or employee benefit plan, the position of that person as a Manager, officer, partner, trustee, employee, or agent, as the case may be, of the other organization or employee benefit plan.

         (c) "Proceeding" means a threatened, pending, or completed civil, criminal, administrative, arbitration, or investigative proceeding, including a proceeding by or in the right of the Company.

         (d) "Special legal counsel" means counsel who has not represented the Company or a related company, or a Manager, officer, member of a committee of the Management Committee, if any, employee, or agent whose indemnification is in issue.

SECTION 16.02 MANDATORY INDEMNIFICATION; STANDARD

         (a) The Company will indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person

                  (i) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

                  (ii)     acted in good faith;

                  (iii)    received no improper personal benefit;

                  (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

                  (v) in the case of acts or omissions occurring in the official capacity described in Section 16.01(b)(i) or Section 16.01(b)(ii), reasonably believed that the conduct was in the best interests of the Company, or in the case of acts or omissions occurring in the official capacity described in Section 16.01(c)(iii), reasonably believed that the conduct was not opposed to the best interests of the Company. If the person's acts or omissions complained of in the proceeding relate to conduct as a Manager, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the Company if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

         (b) The termination of a proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, establish that the person did not meet the criteria set forth in this Section 16.02.

SECTION 16.03 ADVANCES

If a person is made or threatened to be made a party to a proceeding, the person is entitled, upon written request to the Company, to payment or reimbursement by the Company of reasonable expenses, including attorney fees and disbursements, incurred by the person in advance of the final disposition of the proceeding,

         (a) upon receipt by the Company of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth in
Section 16.02 have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the Company, if it is ultimately determined that the criteria for indemnification have not been satisfied, and

         (b) after a determination that the facts then known to those making the determination would not preclude indemnification under this article.

The written undertaking required by paragraph (a) above is an unlimited general obligation of the person making it, but need not be secured and will be accepted without reference to financial ability to make the repayment.

SECTION 16.04 REIMBURSEMENT TO WITNESS

Subject to the qualification under the standards described in Section 16.02, the Company will reimburse expenses, including attorney fees and disbursements, incurred by a person in connection with an appearance as a witness in a proceeding at a time when the person has not been made or threatened to be made a party to a proceeding.

SECTION 16.05 DETERMINATION OF ELIGIBILITY

         (a) All determinations as to whether indemnification of a person is required because the criteria stated in Section 16.02 have been satisfied and as to whether a person is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding as provided in Section 16.03 will be made:

                  (i) by the Management Committee by a majority of a quorum (Managers who are at the time parties to the proceeding shall not be counted for determining either a majority or the presence of a quorum);

                  (ii) if a quorum under clause (i) cannot be obtained, by a majority of a committee of the Management Committee, if any, consisting solely of two or more Managers not at the time parties to the proceeding, duly designated to act in the matter by a majority of the full Management Committee, if any, including Managers who are parties;

                  (iii) if a determination is not made under clause (i) or clause (ii), by special legal counsel, selected either by a majority of the Management Committee or a committee by vote pursuant to clause (i) or clause (ii) or, if the requisite quorum of the full Management Committee cannot be obtained and the committee cannot be established, by a majority of the full Management Committee, if any, including Managers who are parties;

                  (iv) if a determination is not made under clauses (i) through (iii), by the Members, excluding the votes held by parties to the proceedings; or

                  (v) if an adverse determination is made under clauses (i) through (iv) or under paragraph (b), or if no determination is made under clauses (i) through (iv) or under paragraph (b) within sixty (60) days after the termination of a proceeding or after a request for an advance of expenses, as the case may be, by the Superior Court of the District of Columbia, which may be the same court in which the proceeding involving the person's liability is taking or has taken place, upon application of the person and any notice the court requires.

         (b) With respect to a person who is not, and was not at the time of the acts or omissions complained of in the proceedings, a manager, officer, or person possessing, directly or indirectly, the power to direct or cause the direction of the management or policies of the Company, the determination whether indemnification of this person is required because the criteria set forth in Section 16.02 have been satisfied and whether this person is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding as provided in Section 16.03 may be made by an annually appointed committee of the Management Committee, if any, having at least one member who is a Manager. The committee shall report at least annually to the Management Committee.

SECTION 16.06 INSURANCE

The Company may purchase and maintain insurance on behalf of a person in that person's official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the Company would have been required to indemnify the person against the liability under the provisions of this article.

SECTION 16.07 DISCLOSURE

The amount of any indemnification or advance paid pursuant to this article and to whom and on whose behalf it was paid will be included in the Required Records.

SECTION 16.08 DISCRETIONARY INDEMNIFICATION OF OTHERS

Nothing in this Article XVI limits the ability of the Management Committee to cause the Company to indemnify any person or entity not described in this
Article XVI pursuant to, and to the extent described in, an agreement authorized by an act of the Managers.

                                  ARTICLE XVII

                               REMEDIES FOR BREACH

SECTION 17.01 SPECIFIC ENFORCEMENT

Except for the provisions of Section 14.02, all breaches of this Agreement are subject to specific enforcement, without prejudice to the right to seek damages or other remedies.

SECTION 17.02 CONCURRENT OR CONSECUTIVE CAUSATION OF DAMAGES

         (a) If two or more Members breach this Agreement and those breaches combine in any way, concurrently or consecutively, to produce harm to the Company, then those Members are jointly and severally liable to the Company for the entirety of the harm. This paragraph precludes a Member who has breached this Agreement from asserting that another Member's prior, contemporaneous, or subsequent breach constitutes a superseding, intervening, or independent cause or in any way releases the breaching Member from liability.

         (b) Section 17.02(a) does not preclude breaching Members from seeking contribution or indemnity from each other, or otherwise seeking to allocate among themselves the responsibility and liability for the harm caused to the Company.

SECTION 17.03 ATTORNEY FEES AND OTHER LITIGATION EXPENSES

If the Company resorts to litigation to remedy a breach of this Agreement by a Member or former Member and the Company prevails in the litigation, in addition to any other remedies available to the Company under this Agreement or by law the Company may collect its reasonable attorney fees and other costs and expenses of litigation.

                                  ARTICLE XVIII

                                   AMENDMENTS

SECTION 18.01 REQUIREMENTS FOR AMENDMENTS

To be effective, any amendment to this Agreement must be approved by an act of the Members reflecting approval by Members owning eighty percent (80%) of the Membership Units.

                                   ARTICLE XIX

              CERTAIN COVENANTS AND REPRESENTATIONS OF THE MEMBERS

SECTION 19.1 PROHIBITION ON VOTING TRUSTS

No Member shall enter into any voting trust or other agreement pursuant to which such Member or such Member's representative to the Management Committee agrees to vote in concert with any other Member or its representative to the Management Committee, respectively, or otherwise restrict any of its rights as a Member. The immediately preceding sentence shall not be deemed to restrict the ability of Members to confer with one another with regard to any matter with respect to the Company or its business or to disclose views or positions with respect to Company matters.

SECTION 19.2 CONFIDENTIALITY.

Each Member agrees that it will not, directly or indirectly, without the prior approval of the Management Committee, use or disclose to any person, firm or corporation, any information, trade secrets, confidential customer information, technical data or know-how relating to the products, processes, methods, equipment or business practices of the Company, except to the extent any of the foregoing (i) is or becomes available to the public other than as a result of disclosure by such Member or any of its affiliates or the directors, officers, employees, agents, advisors and controlling persons of it or any of its affiliates, except as any Member may disclose to its lenders, rating agencies and business, legal and financial advisors or (ii) is required by applicable law or regulation or by legal process. In the event any Member is required by applicable law or regulation or by legal process to disclose any of the foregoing, it will provide the Company and other Members with prompt notice thereof to enable them to seek an appropriate protective order.

SECTION 19.3 REPRESENTATIONS AND WARRANTIES.

As of the date hereof, each of the Members hereby makes each of the following representations and warranties applicable to such Member, and such warranties and representations shall survive the execution of this Agreement:

         (a) Such Member is either an individual or a corporation or other entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation. Each such corporation or entity has the corporate or other power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Each such Member is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. Each such Member has the corporate or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery, and performance of this Agreement and to perform its obligations hereunder and the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate or other action. This Agreement constitutes the legal, valid, and binding obligation of such Member.

         (b) Neither the execution, delivery, and performance of this Agreement nor the consummation by such Member of the transactions contemplated hereby (i) will conflict with, violate, or result in a breach of in any material respect any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to such Member, (ii) will conflict with or violate any of the terms, conditions, or provisions of the articles of incorporation, bylaws, partnership agreement or similar organizational documents of such Member, or (iii) will conflict with, violate, result in a breach of, constitute a default (or an event which, with notice or lapse of time or both would become a default) under, accelerate or permit the acceleration of the performance required by, give to others any material interests or rights, or require any consent, authorization, or approval under any indenture, mortgage, lease agreement, or instrument to which such Member, or any of its wholly owned affiliates is a party or by which such Member, or any of its wholly owned affiliates is or may be bound.

         (c) Any material registration, declaration, or filing with, or consent, approval, license, permit, or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required in connection with the valid execution, delivery, acceptance, and performance by such Member under this Agreement or the consummation by such Member of any transaction contemplated hereby has been completed, made, or obtained on or before the effective date of this Agreement.

         (d) There are no actions, suits, proceedings, or investigations pending or, to the knowledge of such Member, threatened against or affecting such Member in any court or before or by any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit, or proceeding, which if adversely determined could) reasonably be expected to materially impair such Member's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Member, and such Member has not received any currently effective notice of any default, and such Member is not in default, under any applicable order, writ, injunction, decree, permit, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign or any arbitrator which could reasonably be expected to materially impair such Member's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Member.

                                   ARTICLE XX

                                  MISCELLANEOUS

SECTION 20.01 GOVERNING LAW

This Agreement, and any question, dispute, or other matter related to or arising from this Agreement, will be governed by the laws of the District of Columbia.

SECTION 20.02 BINDING EFFECT

This Agreement binds all Members and their respective distributees, successors, and assigns and any other person claiming a right or benefit under or covered by this Agreement.

SECTION 20.03 SEVERABILITY

If any provision of this Agreement is held to be illegal, invalid, or unenforceable,

         (a) that provision will be fully severable and this Agreement will be construed and enforced as if the illegal, invalid, or unenforceable provision had never been part of this Agreement;

         (b) the remaining provisions of this Agreement will remain in full force and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement; and

         (c) in the place of the illegal, invalid, or unenforceable provision, there will be added automatically to this Agreement a legal, valid, and enforceable provision that is as similar to the illegal, invalid, or unenforceable provision as possible.

SECTION 20.04 MULTIPLE COUNTERPARTS

This Agreement may be executed in several counterparts, each of which will be considered an original and all of which will constitute one and the same document. Proving the execution and contents of this document against a party may be done by producing any copy of this Agreement signed by that party.

SECTION 20.05 ADDITIONAL DOCUMENTS AND ACTS

Each Member agrees to execute and deliver whatever additional documents and to perform such additional acts as may be necessary or appropriate to effectuate and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated by this Agreement.

SECTION 20.06 NOTICES

         (a) Any notice to be given or made to the Company, its Managers, its Chief Executive Officer, or any Member must be in writing and will be considered to have been given when delivered to the address specified in the Company's Required Records.

         (b) A person who wants to change its address as specified in the Required Records may do so by giving written notice of the change to the Company and to each Member. The change takes effect five days after the notice is given.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

WEBMILESTONES.COM, LLC ("the Company")


By:  /s/ Michael Putzel
    --------------------------------------
      Michael Putzel, President and CEO
      1010 16th Street, Sixth Floor

       Washington, DC 20036
       (202) 835-0203
       (202) 835-9080 (Fax)


       /s/ Michael Putzel
------------------------------------------
Michael Putzel, Individually
see above for address and telephone numbers.


       /s/ Michael P. Bentzen
-----------------------------------------
Michael P. Bentzen, Individually
Hughes & Bentzen, PLLC
1010 16th Street, NW, Sixth Floor
Washington, DC 20036
(202) 293-8975
(202) 293-8973 (Fax)


       /s/ Brian P. Bentzen
------------------------------------------
Brian P. Bentzen, Individually
25950 Priester's Pond Drive
South Riding, Virginia 20152
1(703) 327-9281
1(703) 327-0745 (Fax)

       /s/ Stuart H. Sorkin
------------------------------------------
Stuart H. Sorkin, Individually
5302 Tuscarawas Road
Bethesda, 20816
(301) 320-1152
(301) 320-2774 (Fax)


       /s/ Alan J. Sorkin
------------------------------------------
Alan J. Sorkin, Individually
12815 Stebick Court
San Diego, California 92130-2705

(858) 793-4673
(858) 25902862 (Fax)



WebWorld Studios, Inc.



By:    /s/ John Stanard
     -------------------------------------
       John Stanard, President
       898 N. Lexington St.
       Arlington, VA 22205
       703-527-3515
       703-841-0994 (fax)

E2Enet, Inc.



By:    /s/ Greg Earls
     -------------------------------------
       Greg Earls, President
       E2E Net, Inc.
       c/o U.S. Viewing Corporation
       2001 Pennsylvania Avenue, NW
       Suite 675
       Washington, DC 20006
       (202) 466-3100
       (202) 466-4557 (Fax)


  /s/ Charles D. Weir
------------------------------------------
Charles D. Weir, Individually
c/o Weir-Alderdice Management
1320 Fenwick Avenue
Suite 305
Silver Spring, Maryland 20910
(301) 588-3403
(301) 588-7229 (Fax)